Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.               ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation	STERLING GOLD CORP.
2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada
Name
6100 Neil Road, Suite 500	Reno	NEVADA	89511
Street Address	City	State	Zip Code

Optional Mailing Address	City	State	Zip Code
3.	Shares: (number of shares corporation authorized to issue	Number of shares with par value:	100,000,000	Par value:	$0.00001	Number of shares without par value:	None
4.	Name & Addresses, of Board of Directors/ Trustees: (attach additional page there is more than 3 directors/trustees)	1. Robert M. Baker
Name
885 Pyrford Road	W.Vancouver	B.C.	V7S 2A2
Street Address	City	State	Zip Code
2. Courtlandt Fraser
Name
#135 - 13880 74th Avenue	Surrey	B. C.	V3W 7E6
Street Address	City	State	Zip Code
5.	Purpose: (optional - see instructions)	The purpose of this Corporation shall be: To engage in and carry on any lawful business activity.
6.	Names, Address and Signature of Incorporator. (attach additional page there is more than 1 incorporator)	Conrad C. Lysiak	/s/ Conrad C. Lysiak
Name	Signature
601 West First Avenue, Suite 503	Spokane	WA	99201
Address	City	State	Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
/s/ Kathleen C. Gariepy	01/26/2004
Authorized Signature of R. A. or On Behalf of R. A. Company Kathleen C. Gariepy, Asst. Secretary	Date

This form, must be accompanied by appropriate fees. See attached fee schedule.